UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 13, 2005

UnitedGlobalCom, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49658	84-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e 4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 13, 2005, VTR GlobalCom S.A. (“VTR”), a wholly-owned subsidiary of UnitedGlobalCom, Inc. (“United”), completed its previously announced merger with Metrópolis- Intercom S.A. (“Metrópolis”).  Prior to the merger, Metrópolis was owned 50% by Liberty Media International, Inc. (“LMI”) and 50% by Cristalerías de Chile S.A. (“Cristalerías”).  LMI owns approximately 53.5% of the outstanding equity securities of United and approximately 91.0% of United’s outstanding voting power.  For more information about LMI’s beneficial ownership of United’s capital stock and LMI’s relationship with United, please see LMI’s Schedule 13D with respect to the capital stock of United, as amended through the date of this Report and filed with the Securities and Exchange Commission (the “Schedule 13D”).  The information contained in the Schedule 13D is incorporated herein by reference.  Because of LMI’s interest in Metrópolis, the terms of the transaction and associated agreements were approved by the Special Committee of independent directors of the Board of Directors of United.

In exchange for its interest in Metrópolis, Cristalerías received a 20% interest in VTR and an option to require United to purchase Cristalerías’ equity interest in VTR at fair market value, subject to a $140 million floor price, and its debt interest in VTR, at par plus unpaid interest.  This put option, which is payable in cash or United stock, at United’s option, may be exercised at any time between the first and tenth anniversaries of the closing date.  For its interest in Metrópolis, LMI received VTR indebtedness valued at approximately $100 million.  United has also agreed with LMI that United will acquire the $100 million VTR indebtedness from LMI if the proposed merger between United and LMI does not close. The purchase price to be paid by United for that indebtedness would be 10,000,000 shares of Class A common stock of United.

In connection with the merger, VTR also assumed Metrópolis indebtedness owed to subsidiaries of Cristalerías and LMI with an aggregate value of approximately $21 million and issued approximately $55 million of shareholder debt to United.

In connection with the closing of the merger, VTR entered into a number of agreements with Cristalerías and LMI and certain of their respective subsidiaries.  United’s agreement with LMI and its subsidiaries, all of which are dated as of April 13, 2005 (the “Agreements”), include:

1.                                       Purchase and Contribution Agreement among VTR, Liberty Comunicaciones de Chile Uno Ltda., a subsidiary of LMI (“Uno”), and Cristalerías (the “Purchase and Contribution Agreement”).  Pursuant to the Purchase and Contribution Agreement, VTR acquired all of the equity and shareholder indebtedness of Metrópolis from LMI and Cristalerías for the consideration described above.  In addition, subject to certain limitations, the parties agreed to indemnify each other for any liabilities that arise from their respective breach of representations and warranties or obligations.

2.                                       Agreement between Liberty Media International Holdings, LLC, a subsidiary of LMI (“LMINT”), and UnitedGlobalCom, Inc.  Pursuant to such agreement, if the Agreement and Plan of Merger, dated as of January 17, 2005, among United, LMI and others is terminated without consummation of the mergers contemplated thereby, United will acquire from LMINT, through the acquisition of certain LMINT subsidiaries, LMINT’s interest in the $100 million VTR indebtedness described above in exchange for 10,000,000 shares of United’s Class A Common Stock (“United Exchange

Shares”). The indebtedness of Metropolis to a subsidiary of LMI described above, which was assumed by VTR, will not be acquired by United, and instead will be distributed to LMINT prior to the acquisition. United also agreed to file, and use its commercially reasonable best efforts to have declared effective and remain effective for two years, a registration statement registering the United Exchange Shares for resale by LMINT under the U.S. securities laws.  The parties also agreed, subject to certain limitations, to indemnify each other for any liabilities that arise from their respective affiliates’ breach of certain representations and warranties or obligations under the Purchase and Contribution Agreement.

3.                                       Assignment of Credits from Uno to VTR in the form of a public deed.  Pursuant to the terms of this assignment and as described above, certain outstanding shareholder debt owed by Metrópolis to Uno was assigned by Uno to VTR.  This assignment evidences VTR indebtedness valued at approximately $10.5 million to be paid to Uno.  This amount is due on April 13, 2009 and may be prepaid at any time, subject to certain limits.

4.                                       Notary Record of the Purchase and Sale of Shares Issued by Metrópolis between VTR and Uno.  This instrument evidences VTR indebtedness valued at approximately $100 million to be paid to Uno in consideration for 50% of the outstanding capital stock of Metrópolis.  This amount is due on April 13, 2009 and may be prepaid at any time, subject to certain limits.

5.                                       Agreement between LMI and United (the “LMI-United Agreement”).  Pursuant to the terms of the LMI-United Agreement, United will not agree to any amendment to or replacement of, or grant any waiver under the Put Agreement, dated April 13, 2005, between United and Cristalerías (the “Put Agreement”) and will not knowingly breach or violate the terms of the Put Agreement.  In addition, United agreed to indemnify LMI against any losses arising from any failure by United to timely comply with its obligations under the Put Agreement, which obligations LMI has guaranteed.

6.                                       Dispute Resolution Agreement among United Chile, Inc., a subsidiary of United, United Chile Ventures Inc., a subsidiary of United, VTR, Uno, Cristalerías and CristalChile Inversiones S.A., a subsidiary of Cristalerias.  Pursuant to the terms of this agreement, the parties agreed that any disputes that may arise out of certain agreements to be executed in connection with these transactions shall be settled exclusively by binding arbitration under the Rules of Arbitration of the Arbitration and Mediation Center of the Santiago Chamber of Commerce.  In addition, this agreement also sets forth the procedures and guidelines to be followed by the parties to such binding arbitration.  This Agreement does not apply to the disputes under the LMINT-United Agreement, the LMI-United Agreement, the Put Agreement or LMI’s guarantee of United’s obligations under the Put Agreement.

Copies of the Agreements are included herein as Exhibits 10.1-10.7.  The foregoing descriptions of the Agreements are qualified in their entirety by reference to the full text of the Agreements.   A copy of the press release announcing completion of the merger is included here in as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits

(c)                                            Exhibits.

Exhibit Number	Description
10.1

Purchase and Contribution Agreement, dated April 13, 2005, among VTR GlobalCom S.A., Liberty Comunicaciones de Chile Uno Ltda., and Cristalerías de Chile S.A., including as an exhibit thereto the Form of Guaranty between Liberty Media International Inc. and Cristalerías de Chile S.A.

10.2

Assignment of Credits, dated April 13, 2005, from Liberty Comunicaciones de Chile Uno Ltda. to VTR GlobalCom S.A. [English Translation]

10.3

Notary Record of the Purchase and Sale of Shares Issued by Metrópolis-Intercom S.A., dated April 13, 2005, executed by Jose Musalem Saffie in his capacity as Notary Public and Holder of Title to the 48th Notarial Office in and for Santiago, Chile [English Translation]

10.4	Agreement, dated April 13, 2005, between UnitedGlobalCom, Inc. and Liberty Media International Holdings, LLC.

10.5

Agreement, dated April 13, 2005, between UnitedGlobalCom, Inc. and Liberty Media International, Inc. (“LMI-United Agreement”)

10.6	Put Agreement, dated April 13, 2005, between UnitedGlobalCom, Inc. and Cristalerías de Chile S.A. (referenced in the LMI-United Agreement)

10.7

Dispute Resolution Agreement, dated April 13, 2005, United Chile, Inc., United Chile Ventures Inc., VTR GlobalCom S.A., Liberty Comunicaciones de Chile Uno Ltda., Cristalerías de Chile S.A. and CristalChile Inversiones, S.A.

99.1	Press Release of UnitedGlobalCom, Inc. dated April 14, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.

By:

/s/ ELLEN P. SPANGLER

Ellen P. Spangler

Senior Vice President of Legal and Business Affairs

Date: April 18, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1

Purchase and Contribution Agreement, dated April 13, 2005, among VTR GlobalCom S.A., Liberty Comunicaciones de Chile Uno Ltda., and Cristalerías de Chile S.A., including as an exhibit thereto the Form of Guaranty between Liberty Media International Inc. and Cristalerías de Chile S.A.

10.2	Assignment of Credits, dated April 13, 2005, from Liberty Comunicaciones de Chile Uno Ltda. to VTR GlobalCom S.A. [English Translation]

10.3

Notary Record of the Purchase and Sale of Shares Issued by Metrópolis-Intercom S.A., dated April 13, 2005, executed by Jose Musalem Saffie in his capacity as Notary Public and Holder of Title to the 48th Notarial Office in and for Santiago, Chile [English Translation]

10.4	Agreement, dated April 13, 2005, between UnitedGlobalCom, Inc. and Liberty Media International Holdings, LLC.

10.5	Agreement, dated April 13, 2005, between UnitedGlobalCom, Inc. and Liberty Media International, Inc. (“LMI-United Agreement”)

10.6	Put Agreement, dated April 13, 2005, between UnitedGlobalCom, Inc. and Cristalerías de Chile S.A. (referenced in the LMI-United Agreement)

10.7

Dispute Resolution Agreement, dated April 13, 2005, United Chile, Inc., United Chile Ventures Inc., VTR GlobalCom S.A., Liberty Comunicaciones de Chile Uno Ltda., Cristalerías de Chile S.A. and CristalChile Inversiones, S.A.

99.1	Press Release of UnitedGlobalCom, Inc. dated April 14, 2005